UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2021

CHARAH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive Louisville, Kentucky	40299
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (502) 245-1353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CHRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2021, the Independent Compensation Subcommittee of the Compensation Committee (the “Committee”) of the Board of Directors of Charah Solutions, Inc. (the “Company”) approved a grant of performance share units (“PSUs”) under the Charah Solutions, Inc. 2018 Omnibus Incentive Plan to Mr. Scott A. Sewell, the Company’s President and Chief Executive Officer, and Mr. Roger D. Shannon, the Company’s Chief Financial Officer and Treasurer, in the following target share amounts: Mr. Scott A. Sewell, 100,232 and Mr. Roger D. Shannon, 39,443. In connection with the awards, the Committee previously approved an updated form of grant notice and award agreement for the PSUs (the “PSU Grant Notice and Agreement”) to be used in fiscal year 2021 and thereafter.

Pursuant to the PSU Grant Notice and Agreement, the PSUs are eligible for dividend equivalents. Any such dividend equivalent rights are payable in cash within 60 days following the date on which the PSUs to which they relate vest. The PSUs generally remain subject to forfeiture based on the respective officer’s continuation of employment and compliance with any confidentiality, non-competition or non-solicitation covenants contained in the PSU Grant Notice and Agreement or in any other agreement between the Company or any affiliate of the Company and the respective officer. The PSUs vest if the employee meets the Service Requirement of maintaining employment from the grant award date through December 31, 2023, the end of the Performance Period, defined below, and if the Company achieves certain performance goals during the period January 1, 2021 through December 31, 2023 (the “Performance Period"), as follows:  (i) the relative total shareholder return ("TSR") percentile ranking of the Company as compared to the specified performance peer group and (ii) cumulative revenue (the “Performance Goals”). Each Performance Goal is weighted at 50% in determining the number of PSUs that become earned PSUs.  The maximum number of earned PSUs for the Performance Period is 200% of the target number of PSUs.  At the end of the Performance Period, the Committee, in its sole discretion, will review the performance achieved on each Performance Goal that was established at the beginning of the Performance Period. Following vesting, the PSUs will be converted to, and paid in the form of, an equivalent number of shares of the Company’s common stock.

The foregoing description of the terms and conditions of the PSU Grant Notice and Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the PSU Grant Notice and Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

10.1	Form of Performance Share Unit Grant Notice (form for grantee with employment agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARAH SOLUTIONS, INC.

Date:	April 29, 2021	By:	/s/ Scott A. Sewell
		Name:	Scott A. Sewell
		Title:	President and Chief Executive Officer